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                        AUTOMATIC YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                        Effective Date: December 1, 2002


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
                                     ARTICLES
I.          Parties to the Agreement                                       3
II.         Reinsurance Coverage                                           3
III.        Liability                                                      4
IV.         Notification of Reinsurance                                    5
V.          Reinsurance Premiums                                           5
VI.         Reserves                                                       7
VII.        Oversights                                                     8
VIII.       Reductions, Terminations, and Changes                          8
IX.         Increase in Retention                                          9
X.          Reinstatement                                                 10
XI.         Expenses                                                      10
XII.        Claims                                                        10
XIII.       Extra-Contractual Damages                                     12
XIV.        Inspection of Records                                         13
XV.         DAC Tax -- Section 1.848-2 (g)(8) Election                    13
XVI.        Insolvency                                                    14
XVII.       Offset                                                        15
XVIII.      Arbitration                                                   15
XIX.        Termination                                                   16
XX.         General Provisions                                            17
XXI.        Confidentiality                                               19
XXII.       Notices and Communications                                    19
XXIII.      Effective Date                                                20
XXIV.       Execution                                                     20
                                     SCHEDULES
A.          Plans Covered under this Agreement                            21
B.          Basis of Reinsurance                                          23
                                     EXHIBITS
I.          Reinsurance Premium Calculation                               24
II.         Retention, Binding, and Issue Limits                          25
III.        Annual per 1000 YRT Reinsurance Rates                         26

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees. The Ceding Company shall not use the Reinsurer's name in marketing materials with regard to the Ceding Company's agreements and transactions.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule B. The requirements for Automatic Reinsurance are as follows:

       1. The individual risk must be a resident of the United States or Canada at the time of application.

       2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk.

       3. Any risk offered on a facultative basis other than for size by the Ceding Company to the Reinsurer or any other company will not qualify for Automatic Reinsurance under this Agreement for the same risk and same life.

       4. The minimum issue age on any risk will be age 5 and the maximum issue age on any risk will be age 75.

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B.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability.

B. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for the conditional receipt or temporary insurance agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or
    (2) below:

       1. The Automatic Binding limits with the Reinsurer shown in Exhibit II, or

       2. The amount for which the Ceding Company is liable, less its retention shown in Exhibit II

The pre-issue liability applies provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage. The pre-issue liability applies up to the maximum temporary insurance amount limit regardless of how many receipts were issued per a given life. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

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E.  The liability of each pool member shall be separate and not joint with the other pool members.

F. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For Automatic Reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

1.   Payment of Reinsurance Premiums

For Automatic Reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article VIII.

Annual YRT Reinsurance Premiums, as calculated in Exhibit I, based on the Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those policies renewing during that month. If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company within (60) sixty days after the Ceding Company submits the statement.

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2.   Termination Because of Non-Payment of Premium

If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company (90) ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the
(90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

The Ceding Company agrees that it will not force termination under the provisions of this Section 2 solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.   Reinstatement of a Delinquent Statement

The Ceding Company may reinstate the terminated risks within (60) sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.   Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.   Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.   Guaranteed Rates

The Reinsurer reserves the right to increase reinsurance rates only if the Reinsurer raises rates on all individual life YRT reinsurance assumed for which the rates are not fully guaranteed. The Reinsurer will not increase these reinsurance rates more than [Redacted] unless the cumulative claims exceed the cumulative reinsurance premiums under this Agreement. In the event of this reinsurance rate increase, the Ceding Company will have the right to recapture as of the date of notice of this reinsurance rate change without any type of recapture fee.

If however, the Ceding Company raises the rates to their customers, the Reinsurer shall have the right to raise rates no more than proportional to the increase to the policy owners' cost of insurance rates. The recapture option

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stated above will not be allowed with this rate change.

7.   Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

8.   Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within (60) sixty days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit on its financial statements filed in all states in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, the Ceding Company must obtain security for statutory reserve credits taken with respect to this reinsurance agreement, the Reinsurer will establish a trust or letter of credit in a form which meets all applicable standards or law and regulation to enable the Ceding Company to claim such reserve credit on its statutory statements. The Reinsurer will bear the expense of establishing any trusts or letter of credit with respect to this provision.

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                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

If there is a contractual change where no underwriting is obtained, the insurance will continue to be reinsured with the Reinsurer at point-in-scale rates.

A.  Exchanges

Exchanges from one single life plan reinsured under this Agreement to a different single life plan will be reinsured at point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

         a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

         b. The increase is not subject to new underwriting evidence, the Reinsurer will accept the increase in reinsurance at point-in-scale rates but not to exceed the Automatic Binding Limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on an individual life reduces or terminates, the Ceding Company will recalculate its retention on

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any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit which was in effect at the time that each remaining risk was issued will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Mortality Rating

On Automatic Reinsurance, if the Ceding Company wishes to reduce the mortality rating (i.e. change from smoker or nicotine to nonsmoker or non-nicotine), the Reinsurer will accept this reduction.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then:

       1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

       2.   No recapture will be made to reinsurance on an individual life if
            (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if
            (b) the Ceding Company did not retain insurance on the life.

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       3.   The Ceding Company must increase its total amount of insurance on the individual life up to the new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial reinsurance on the individual risk.

       4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

       5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance charges under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

B.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and automatic reinstatement procedures will be followed as outlined above in this Article.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the

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terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1. Automatic Reinsurance on a Risk

If a claim is made under insurance reinsured under this Agreement, the Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Reinsurer will pay the Ceding Company the reinsurance proceeds within (15) fifteen days of final notification of the Ceding Company making the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment, and the claimant's statement to the Reinsurer.

2. Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

3. Recapture

Policies reinsured under this Agreement may be eligible for recapture if the Reinsurer is delinquent on an undisputed net amount due to the Ceding Company and the Ceding Company has given the Reinsurer sixty (60) days written notice of its intent to recapture and the Reinsurer has failed to pay the net amount due by the end of the sixty (60) day notice period. Prior to recapturing the in force policies, the Ceding Company and the Reinsurer will mutually agree on the recapture terms. The Ceding Company will not pay a recapture fee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the Total Net Amount at Risk, as defined in Schedule B, on the date of the death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of its liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

The Ceding Company shall operate in good faith and adjudicate claims to policies

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reinsured under this Agreement as if there were not reinsurance. The Ceding
Company's decision to pay a claim in accordance with their contractual liability is binding on the Reinsurer.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.  Contestable Period

If during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

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The Reinsurer recognizes that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed punitive and/or compensatory damages and/or statutory penalties. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party and concurred in writing to the act, omission, or course of conduct that ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of Total Net Amount at Risk (as defined in Schedule B) accepted by each party for the plan of insurance involved.

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

The Reinsurer, or its duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration. Such access will be provided during regular business hours upon reasonable notice at the office of the inspected party.

The Ceding Company, or its duly authorized representative, will have the right to inspect all documents relating to underwriting, claims processing, and administration of the business reinsured under this Agreement. Such access will be provided during regular business hours upon reasonable notice at the office of the inspected party.

                                   ARTICLE XV
                                    DAC TAX
                        SECTION 1.848-2(g) (8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

B. As used in this Article XV, the terms "net positive consideration", "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of December 1, 2002.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

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       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XIX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of the Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, or Hartford Life and Annuity Insurance Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by the Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without

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diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within (10) ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within (30) thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional (30) thirty days.

No later than (15) fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of (3) three past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within (30) thirty days following their appointment, each arbitrator shall nominate three candidates within (10) ten days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within (60) sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

                                  ARTICLE XIX
                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all Automatic and Facultative Reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all Automatic and Facultative Reinsurance that has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company(ies).

                                   ARTICLE XX
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party. Such consent shall not be unreasonably withheld.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Product Financial Analysis

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Thomas P. Kalmbach, FSA, MAAA
                    Assistant Vice President

With copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Craig Raymond, FSA, MAAA
                    Executive Vice President

General Counsel

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Christine Repasy
                    Senior Vice President

Notices are deemed received when delivered.

                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after December 1,2002.

                                  ARTICLE XXIV
                                   EXECUTION

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
       ------------------------------         ------------------------------
Title: Vice President                  Title: [ILLEGIBLE]
Date:  June 15, 2004                   Date:  June 15, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Timothy M. Fitch            Attest: /s/ Thomas P. Kalmbach
       ------------------------------         ------------------------------
       Timothy M. Fitch, FSA, CLU             Thomas P. Kalmbach, FSA, MAAA
       Senior Vice President                  Assistant Vice President
       Individual Life Product &
       Marketing
Date:  6/7/04                          Date:  6/10/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS     Individual life insurance issued by the Ceding Company This treaty covers individual risks which were underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk (i.e. -- The Ceding Company's
                     Enhanced Standard program).

UPSCALE PRODUCTS                                                  RIDERS
--------------------------------------------------------------------------------------------
Stag Protector Variable Universal Life         Other Covered Insured
Stag Variable Life Accumulator                 Term Rider (base or other insured)
Stag Universal Life                            ADB Benefit (not reinsured)
Stag Whole Life                                Deduction Amount Waiver Rider
                                               Waiver of Monthly Deduction
                                               Waiver of Specified Amount
                                               Enhanced No Lapse Guarantee Rider
                                               Estate Tax Repeal Benefit Rider
                                               Level Compensation Endorsement
                                               Children's Life Insurance Rider
                                               Maturity Date Extension
                                               Mortality and Expense Risk Rates Rider

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection which is based on the then current account value. This rider is currently available on Stag Variable Life Accumulator and Stag Protector Variable Universal Life.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

                                   SCHEDULE B
                              BASIS OF REINSURANCE

REINSURANCE POOL SHARE: [Redacted]

AUTOMATIC REINSURANCE

The Ceding Company will retain its available retention on each risk as referenced in Exhibit II. The Reinsurance Pool Share of the remainder will be ceded to the Reinsurer for reinsurance.

NET AMOUNT AT RISK DEFINITION: [Redacted]

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM [Redacted]

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  FLAT EXTRA ALLOWANCES

The flat extra premium paid to the Reinsurer will be the annual flat extra rate which the Ceding Company charges the insured less the allowances below times the Reinsured Net Amount at Risk.

DURATION OF FLAT EXTRA            FIRST YEAR                RENEWAL YEARS
-------------------------------------------------------------------------------
Less than 5 years          [Redacted]
5 years or more

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit. For both the Waiver of Premium and Waiver of Monthly Deduction, the reinsurance premium will be net of the following allowances:

FIRST YEAR               RENEWAL YEARS
------------------------------------------
                           [Redacted]

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM
                           EFFECTIVE DECEMBER 1, 2002
                               TOTAL POOL LIMITS

The Ceding Company will retain 20% of each policy up to the below maximum retention limits:

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION: [Redacted]
JUMBO LIMIT [Redacted]

                                  EXHIBIT III

  Annual per 1000 Yearly Renewable Term reinsurance rates are attached. These rates are used for both Automatic policies.

               PRODUCTS USING MULTI-CLASS RATE TABLES: [Redacted]
               Stag Protector Variable Universal Life [Redacted]
              Stag Accumulator Variable Universal Life [Redacted]
                         Stag Universal Life [Redacted]
                           Stag Whole Life [Redacted]

SINGLE LIFE 2002 MULTICLASS ANNUAL YRT PER 1000 REINSURANCE RATES
[Redacted]

                          Accumulator Monthly Per 1000
                       Waiver of Monthly Deduction Amount

                                Age Male Female
                                   [Redacted]

                               AMENDMENT NUMBER 1

This is an amendment to the Automatic Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated December 1, 2002. The parties agree to the following:

Effective December 1, 2003, Schedule A shall be amended to reflect the inclusion of Stag Variable Life Accumulator II, Stag Protector Variable Universal Life II and the Policy Continuation Rider as plans to be reinsured under the terms of this Reinsurance Agreement.

The Attached Schedule A shall replace the existing Schedule A.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   Vice President                Title   [ILLEGIBLE]
Date    July 26, 2004                 Date    July 21, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Senior Vice President                 Assistant Vice President
        Individual Life Product &
        Marketing
Date    6/7/04                        Date    6/10/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS     Individual life insurance issued by the Ceding Company.
                     This treaty covers individual risks which were underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk (i.e. --
                     The Ceding Company's Enhanced Standard program).

UPSCALE PRODUCTS                                           RIDERS
Stag Protector Variable Universal Life       Other Covered Insured
Stag Variable Life Accumulator               Term Rider (base or other insured)
Stag Universal Life                          ADB Benefit (not reinsured)
Stag Whole Life                              Deduction Amount Waiver Rider
Stag Protector Variable Universal Life II    Waiver of Monthly Deduction
Stag Variable Life Accumulator II            Waiver of Specified Amount
                                             Enhanced No Lapse Guarantee Rider
                                             Estate Tax Repeal Benefit Rider
                                             Level Compensation Endorsement
                                             Children's Life Insurance Rider
                                             Maturity Date Extension
                                             Mortality and Expense Risk Rates
                                             Rider
                                             Policy Continuation Rider

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection which is based on the then current account value. This rider is currently available on Stag Variable Life Accumulator and Stag Protector Variable Universal Life.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Policy Continuation Rider: This rider is automatically added to the policy at issue. This rider is intended to prevent the lapse of highly loaned policies.

                               AMENDMENT NUMBER 2

This is an amendment to the Automatic Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated December 1, 2002. The parties agree to the following:

Effective February 1, 2003, Exhibit II shall be amended to reflect the change in Automatic Binding and Issue Limits from 5 million to 10 million.

The Attached Exhibit II shall replace the existing Exhibit II.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      [ILLEGIBLE]                   Attest  [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   Vice President                Title   [ILLEGIBLE]
Date    July 8, 2004                  Date    July 8, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Senior Vice President                 Assistant Vice President
        Individual Life Product &
        Marketing
Date    6/7/04                        Date    6/10/2004

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM

TOTAL POOL LIMITS [Redacted]

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION:
JUMBO LIMIT [Redacted]

                                  AMENDMENT 3
                            EFFECTIVE MARCH 1, 2004

                                     TO THE

                             REINSURANCE AGREEMENT
                           EFFECTIVE DECEMBER 1, 2002

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify Exhibit II under the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties hereby agree to amend or modify the Agreement, by amending Exhibit II to reflect the change in the percentage retained of each policy from [Redacted] for policies issued on or after the effective date.

The parties agree to remove Exhibit II, in its entirety and replace it with the attached Exhibit II, effective March 1, 2004.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of March 1, 2004.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:     /s/ Jim Koher                 Attest: /s/ Jim Senn
        ----------------------------          ----------------------------
Name:   Jim Koher                     Name:   Jim Senn
Title:  Regional Head of Pricing      Title:  President, Individual Life
Date:   4/28/05                       Date:   4/28/05

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach        Attest: /s/ Michael J. Roscoe
        ----------------------------          ----------------------------
Name:   Thomas P. Kalmbach            Name:   Michael J. Roscoe
Title:  Assistant Vice President,     Title:  Vice President
        Individual Life Product
        Financial
Date:   5/4/2005                      Date:   5/5/2005

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM
                            EFFECTIVE MARCH 1, 2004
                               TOTAL POOL LIMITS

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION: [Redacted]
JUMBO LIMIT [Redacted]

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

                                  AMENDMENT 4
                           EFFECTIVE JANUARY 18, 2005

                                     TO THE

                             REINSURANCE AGREEMENT
                        EFFECTIVE DATE: DECEMBER 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify the Agreement.

                                   AMENDMENT

The parties hereby agree that the Ceding Company will no longer cede and the Reinsurer will no longer accept reinsurance under this Agreement for policies applied for on or after January 18, 2005. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of January 18, 2005.

SECURITY LIFE OF DENVER INSURANCE COMPANY

                                         Scottish Re (U.S.), Inc. By Power
                                         of Attorney

By:     /s/ Jim Senn                     Attest: /s/ Donna Mosely
        -------------------------------          -------------------------------
Name:   Jim Senn                         Name:   Donna Mosely
Title:  President, Individual            Title:  Senior Vice President,
        Reinsurance                              Treasurer Head of Denver
                                                 Business
Date:   8/15/05                          Date:   8/17/05

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY AND
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach           Attest: /s/ Mike Roscoe
        -------------------------------          -------------------------------
Name:   Thomas P. Kalmbach               Name:   Mike Roscoe
Title:  Assistant Vice President, IL     Title:  Vice President, IL Prod Dev
        Prod Dev
Date:   8/29/2005                        Date:   8/29/2005

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

                        AUTOMATIC YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      and

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                            Effective: June 15, 2001

                                    ARTICLES

I.         Parties to the Agreement                                                                            3
II.        Reinsurance Coverage                                                                                3
III.       Liability                                                                                           4
IV.        Notification of Reinsurance                                                                         4
V.         Reinsurance Premiums                                                                                5
VI.        Oversights                                                                                          7
VIII.      Reductions, Terminations, and Changes                                                               7
IX.        Increase in Retention                                                                               8
X.         Reinstatement                                                                                       9
XI.        Expenses                                                                                            9
XII.       Claims                                                                                              9
XIII.      Extra-Contractual Damages                                                                          11
XIV.       Inspection of Records                                                                              11
XV.        DAC Tax -- Section 1.848-2 (g)(8) Election                                                         11
XVI.       Insolvency                                                                                         12
XVII.      Offset                                                                                             13
XVIII.     Arbitration                                                                                        13
XIX.       Termination                                                                                        15
XX.        Entire Agreement and Amendments                                                                    15
XXI.       Confidentiality                                                                                    16
XXII.      Notices and Communications                                                                         17
XXIII.     Effective Date                                                                                     18
XXIV.      Execution                                                                                          18
                                                     SCHEDULES
A.         Specifications                                                                                     19
B.         Basis of Reinsurance                                                                               20
                                                     EXHIBITS
I.         Reinsurance Premium Calculation                                                                    21
II.        Retention, Binding, and Issue Limits                                                               22
III.       Premium Rates                                                                                      23

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Security Life of Denver Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees. Ceding Company shall not use Reinsurer's name in marketing materials with regard to Ceding Company's agreements and transactions.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance Pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual risk must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

4. The minimum issue age on any risk will be age 5 and the maximum issue age on any risk will be age 75.

B.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance will begin simultaneously with the Ceding Company's liability.

B. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. Each pool member's liability shall be separate and not joint liability with the other pool members.

E. Payment of reinsurance premiums is a condition precedent to the Reinsurer's liability.

F. The Reinsurer shall establish reserves on Reinsurer's position of the policy on the reserve basis specified in Schedule B.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For automatic reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

1.  Payment of Reinsurance Premiums

For automatic reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

Reinsurer will refund to Ceding Company all unearned Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article VIII.

Life Reinsurance Premiums, as calculated in Exhibit I, are paid annual in advance each month for those policies renewing during that month.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month and any remaining balance due the Ceding Company shall be paid by the Reinsurer within (60) sixty days after the Ceding Company submits the statement.

2.  Termination Because of Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on the monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for:

       a.   The risks described in the preceding sentence, and

       b. The risks where the reinsurance premiums became delinquent during the ninety day period.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

The Ceding Company agrees that it will not force termination under the provisions of this Section 2 solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.  Reinstatement of a Delinquent Statement

The Ceding Company may reinstate the terminated risks within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all automatic reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance rates at the current level, the Reinsurer reserves the right to increase the reinsurance rates but only when the Ceding Company increases the rates to the policy owner. The increase to the reinsurance rates on a given policy shall be no more than proportional to the increase to the policy owner's rates.

7.  Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

8.  Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VI, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay or error is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer at point in scale rates provided it meets the minimum reinsurance cession amount stated in Schedule A.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, then Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates, Ceding Company will recalculate its retention on any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit which was in effect at the time that each remaining risk was issued will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

E.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise it's option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the life.

3. The Ceding Company must increase its total amount of insurance on the individual life up to the new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same percentage as the initial reinsurance on the individual risk.

4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

If a claim is made under insurance reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds when the Ceding Company makes the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest insurance reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease will be proportional to their share of the net amount at risk on the individual life as of the date of the death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of its liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

Ceding Company shall operate in good faith and adjudicate claims for policies reinsured under this Agreement as if there were not reinsurance. The Ceding Company's decision to pay a claim in accordance with their contractual liability is binding on the Reinsurer.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for both companies. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

Each party or their authorized representatives will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                   ARTICLE XV
                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

B. As used in this Article XV, the terms "net positive consideration", "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code
Section 848 as of June 15, 2001.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in Article XV of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents and shareholders, harmless from any liability and all liability, loss, damages, fines, penalties, interest and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents and shareholders, may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's Insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XIX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date Reinsurer fails to meet its obligations under this Agreement.

B. Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVII
                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an Agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty days.

No later than fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of three past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each Party will be responsible for its own attorneys' fees.

                                  ARTICLE XIX
                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic reinsurance which has an application date on or before the effective date of the termination.

                                   ARTICLE XX
                        ENTIRE AGREEMENT AND AMENDMENTS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

B.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

C.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary or trade secret information, including, but not limited to, all information on Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents and other persons who need to know such Confidential Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Product Financial Analysis

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:     Thomas P. Kalmbach, FSA, MAAA
                      Assistant Vice President

With a copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:     Craig Raymond, FSA, MAAA
                      Executive Vice President

General Counsel
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:     Christine Repasy
                      Senior Vice President

                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after June 15, 2001.

                                  ARTICLE XXIV
                                   EXECUTION

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
       ------------------------------         ------------------------------
Title: [ILLEGIBLE]                     Title: Vice President
Date:  12/16/02                        Date:  12/16/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Timothy M. Fitch            Attest: /s/ Thomas P. Kalmbach
       ------------------------------         ------------------------------
       Timothy M. Fitch, FSA, CLU             Thomas P. Kalmbach, FSA, MAAA
       Senior Vice President                  Assistant Vice President
       Individual Life Product &
       Marketing
Date:  12/6/02                         Date:  12/6/2002

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS                Individual life insurance issued by the
                                Ceding Company

REINSURER'S POOL SHARE          Reinsurer shall automatically reinsure of
                                the amount at risk on a policy reinsured by the Pool.

PLANS OF INSURANCE
POLICY TYPES                                      RIDERS
--------------------------------------------------------------------------
Stag Universal Life             Other Covered Insured (UL)
Artisan Variable Life           Term Rider (on base or other insured)
Protector Variable Life         ADB Benefit (not reinsured)
Accumulator Variable Life       Deduction Amount Waiver Rider
                                Waiver of Monthly Deduction
                                Waiver of Specified Amount
                                Enhanced No Lapse Guarantee Rider
                                Estate Tax Repeal Benefit Rider
                                Level Compensation Endorsement
                                Terrorism Exclusion Rider
                                War Exclusion Rider
                                Disintermediated Endorsement
                                Children's Life Insurance Rider
                                Maturity Date Extension

MINIMUM FACE AMOUNT: [Redacted]

MAX FACE AMOUNT: [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS [Redacted]

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS [Redacted]

                                   EXHIBIT I

                        REINSURANCE PREMIUM CALCULATION

1.  LIFE REINSURANCE PREMIUM [Redacted]

2.  FLAT EXTRA PREMIUMS

The flat extra premium will be the annual flat extra premium which the Ceding Company charges the insured on that amount of the insurance reinsured less the following allowances:

DURATION OF FLAT EXTRA PREMIUM         FIRST YEAR          RENEWAL YEARS
----------------------------------------------------------------------------
Less than 5 years                      [Redacted]            [Redacted]
5 years or more                        [Redacted]            [Redacted]

3.  PREMIUM TAX

Premium tax will not be reimbursed.

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit.

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
        (APPLICABLE TO SINGLE LIFE POOL BUSINESS -- NOT LS AND NOT SST)
                               EFFECTIVE 6/15/01

RETENTION LIMITS
[Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[Redacted]

JUMBO LIMIT
[Redacted]

                                  EXHIBIT III

                                 PREMIUM RATES
                                   [Redacted]

The rates to be used to calculate premium for automatic issues are attached.

10/15/1999 Single Life Pool -- Reinsurance Base Rates -- Multiclass (M/F Non/Nic P/S)

Male Nonnicotine Preferred

Multiclass 10/15/1999 Single Life Reinsurance Pool Bass Rates 12/06/2002

                                  AMENDMENT 1

This is an amendment to the Automatic Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as Ceding Company) and Security Life of Denver Insurance Company (referred to as Reinsurer), dated June 15, 2001. The parties agree to the following:

Effective June 1, 2002, the reinsurance rates per thousand for Protector Variable Life and Accumulator Variable Life are replaced by the ALB annual premium rates attached for both new business and in force policies. These ALB annual premium rates replace the ALB annual premium rates for Protector Variable Life and Accumulator Variable Life attached to Exhibit I.

In all other respects, said Agreement shall remain unchanged.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  [ILLEGIBLE]                     Title:  Vice President
Date:   12/14/02                        Date:   12/14/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
ARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach          Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Senior Vice President
Date:   12/6/2002                       Date:   12/6/02

                                   Amendment
                                     to ING
                                   Enh. Std.
                                  Single Life

10/15/1999 SINGLE LIFE POOL -- REINSURANCE BASE RATES -- MULTICLASS (M/F NON/NIC P/S)
Accumulator and Protector Rates Revised as of April 2002
Male Nonnicotine Preferred

[ILLEGIBLE]

                               AMENDMENT NUMBER 2

This is an amendment to the Automatic Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated June 15, 2001. The parties agree to the following:

Effective December 1, 2002, the Ceding Company will no longer cede and Reinsurer will no longer accept reinsurance under this Agreement. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]                 Attest  /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   Vice President                  Title   [ILLEGIBLE]
Date    June 15, 2004                   Date    June 15, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Tom Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Tom Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date    6/7/04                          Date    6/10/2004

                AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      and

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                          Effective: October 15, 1999

                                    ARTICLES

I.        Parties to the Agreement                                       2
II.       Reinsurance Coverage                                           2
III.      Liability                                                      4
IV.       Reinsurance Premiums                                           5
V.        Oversights                                                     8
VI.       Conversions                                                    8
VII.      Changes, Reductions and Terminations                           8
VIII.     Increase in Retention                                         10
IX.       Reinstatement                                                 11
X.        Expenses                                                      11
XI.       Claims                                                        12
XII.      Extra-Contractual Damages                                     14
XIII.     Inspection of Records                                         14
XIV.      DAC Tax - Section 1.848-2 (g)(8) Election                     14
XV.       Insolvency                                                    15
XVI.      Offset                                                        16
XVII.     Arbitration                                                   17
XVIII.    Termination                                                   17
XIX.      Entire Agreement and Amendments                               18
XX.       Effective Date                                                19
XXI.      Execution                                                     19

                                   SCHEDULES

A. Specifications
B. Basis of Reinsurance

                                    EXHIBITS

I. Reinsurance Premiums
II. Retention, Binding, and Issue Limits

                                   AMENDMENTS

Number 1
Number 2

                           FOREIGN NATIONAL EXHIBITS

I. Underwriting Guidelines for Foreign National Business
II. Foreign National Loadings

                         TABLE TWO TO STANDARD PROGRAM

I. Eligibility Requirements

All Schedules and Exhibits attached will be considered part of this Reinsurance
                                   Agreement.

                                   ARTICLE I

                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Security Life of Denver Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein. Ceding Company agrees that it will not make Reinsurer a party to any litigation between Ceding Company and any insured, policyowner, agent, beneficiary or assign. Ceding Company shall not use Reinsurer's name with regard to Ceding Company's agreements or transactions with such third parties unless Reinsurer gives prior written approval of the use of its name.

                                   ARTICLE II

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below or on a facultative basis, subject to the requirements set forth in Section B below or on a facultative obligatory basis, subject to the requirements set forth in section C below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

4.  The maximum issue age on any risk will be age 90.

B.  Requirements for Facultative Reinsurance

1. If the requirements for automatic reinsurance are met, but the Ceding Company prefers to apply for facultative reinsurance with the Reinsurer, or if the requirements for automatic reinsurance are not met and the Ceding Company applies for facultative reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers relating to the insurability of the individual risk for facultative reinsurance.

2. For applications for facultative reinsurance, Ceding Company will send copies of all of the papers relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

3. Notwithstanding the above, if the requirements for automatic reinsurance are met except that the face amount of insurance applied for is greater than the Automatic Issue Limit, but does not exceed the Auto Process Limit, then the Ceding Company will submit to the Lead Reinsurer, (as designated in Schedule A), all papers relating to the insurability of the individual risk. The Lead Reinsurer shall review the papers to determine if the Pool should reinsure the risk, and, if so, on what basis. The Lead Reinsurer shall provide Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other Pool members. This process shall be known as Automatic

Processing and subject to the limitations in Exhibit II.

C.  Requirements for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

1. The requirements for automatic reinsurance specified in Article II must be met except that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibit II.

2. The arrangement is available on all policy forms covered under this Reinsurance Agreement except for term life insurance products.

3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits as stated in Exhibit II.

4. The ceded risk is subject to the Facultative Obligatory Automatic Issue Limit is as stated in Exhibit II.

5. The Reinsurer provides the minimum facultative obligatory capacity as stated in Schedule A. However, to the extent that Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company of the reduced capacity. Such notification must occur within 2 business days of the Ceding Company's request for facultative obligatory capacity on that risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms.

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III

                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance coverage will begin simultaneously with the Ceding Company's liability except for those risks which qualify for automatic reinsurance but are submitted on a facultative basis.

B. The Reinsurer's liability for facultative reinsurance coverage on the individual risk will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for facultative reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance coverage on each risk will terminate when the Ceding Company's liability terminates.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. Payment of reinsurance premiums is a condition precedent to reinsurance coverage.

G. The Reinsurer shall establish reserves on Reinsurer's portion of the policy on the reserve basis specified in Schedule B.

H. The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or (2) below:

1.  The Automatic Acceptance limits with the Reinsurer shown in Schedule A, or

2. The amount for which the Ceding Company is liable, less its retention shown in Schedule A, less any amount of reinsurance with other Reinsurers.

The pre-issue liability applies only once on any given life regardless of how many receipts were issued or the Ceding Company accepted initial premiums. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed as described in

Exhibit I.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

For automatic and facultative reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company sixty days after the Ceding Company submits the statement.

2.  Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

The Ceding Company agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.  Reinstatement

The Ceding Company may reinstate the risks terminated due to non-payment of reinsurance premium within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policyowner. The increase to the reinsurance premium shall be no more than proportional to the increase to the policy owner's cost of insurance rates.

7.  Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment. If a reinsured policy terminates, the Reinsurer will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8.  Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error of omission as defined below in
Article V, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE V

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                   ARTICLE VI

                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point-in-scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy.

                                  ARTICLE VII

                      CHANGES, REDUCTIONS AND TERMINATIONS

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule A. If a non-contractual change is requested on a facultatively reinsured policy, the Reinsurer must consent to the change.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

       b. The increase is not subject to new underwriting evidence, then Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention. Reinsurer will refund to Ceding Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

3. In the event of a reduction in the face amount of a policy which was ceded facultatively, the Reinsurer's percentage of the reduced face amount should be the same percentage of the initial reinsurance ceded.

4. Increases in face amount of policies reinsured on a facultative basis, will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates any reinsurance under this Agreement based on the same life may also be reduced or terminated. Ceding Company will reduce the reinsurance by applying the retention limits that were in effect at the time each policy was issued. Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

The reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, thereby reducing or terminating the oldest risks first.

D.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Facultative

On facultative reinsurance, if Ceding Company wishes to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

                                  ARTICLE VIII

                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on the risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one Reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial percentage on the individual risk.

4. Upon increasing the retention limit, the reduction in reinsurance will become effective on the next annual premium anniversary of those policies that have been inforce for at least ten (10) years.

5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE IX

                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the Ceding Company reinstates the policy, the reinsurance will be automatically reinstated.

B.  Facultative Cases:

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed.

                                   ARTICLE X

                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XI

                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule A. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

If a claim is made on a risk reinsured automatically under this Agreement and is not contested by the Ceding Company, Reinsurer will abide by the issue as the Ceding Company settles it. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds from the Reinsurer when the Ceding Company makes the settlement of the policy proceeds and delivers a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to Reinsurer all relevant and/or requested documents and papers related to the claim along with Ceding Company's recommendation. Ceding Company shall then wait five days from the date of mailing during which time Reinsurer shall have the opportunity to advise Ceding Company of its consent or disagreement with the recommendation. In the event Reinsurer does not contact Ceding Company within the five-day period, Reinsurer will abide by the issue as it is settled by the Ceding Company. The Ceding Company will receive payment of the reinsurance proceeds from Reinsurer when Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses. If the Ceding Company's contest of such claim results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the net amount at risk on the date of death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for the Ceding Company and Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XII

                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XIV

                                    DAC TAX
                         Section 1.848-2(g)(8) Election

A. The Reinsurer and the Ceding Company hereby agree to the following pursuant to section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

B.  The terms used in this Article are defined by reference to Regulation
Section 1.848-2 in effect December 1992.

C. The party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

E. The Ceding Company will submit to the Reinsurer by May 1st of each year a schedule of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that such net consideration will be reported in the tax return for the preceding calendar year.

F. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of receipt of Ceding Company's calculation. If the Reinsurer does not notify the Ceding Company, Reinsurer will report the net consideration as determined by the Ceding Company in the tax return for the preceding calendar year.

G. If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits their alternative calculation. If both parties reach agreement on an amount of net consideration, both parties shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. The Ceding Company may recapture all reinsurance ceded under this Agreement without charge or penalty as of the date Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XVII

                                  ARBITRATION

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the life insurance and life reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitration will be borne equally by the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                 ARTICLE XVIII

                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company (ies).

                                  ARTICLE XIX

                         ENTIRE AGREEMENT AND AMENDMENT

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits, shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

                                   ARTICLE XX

                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after October 15, 1999.

                                  ARTICLE XXI

                                   EXECUTION

SECURITY LIFE OF DENVER INSURANCE COMPANY

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    [ILLEGIBLE]                     Title    Vice President of Business
                                                  Operations
Date     August 25, 2000                 Date     9/12/00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Thomas P. Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch, FSA, CLU               Thomas P. Kalmbach, FSA, MAAA
         Vice President Individual Life           Director, Individual Life
         Product & Marketing                      Pricing
Date     July 24, 2000                   Date     July 25, 2000

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS      Individual life insurance issued by the Ceding Company

REINSURANCE POOL SHARE       Reinsurer shall a [Redacted] the amount at risk
                             on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY [Redacted]

FACULTATIVE SHOPPING
POLICY SIZE [Redacted]

PLANS OF INSURANCE
POLICY TYPES                              RIDERS
-----------------------------------------------------------------------------
Interest Sensitive Whole Life             Other Covered Insured (UL)
Stag Universal Life                       Term Rider (on base or other
                                          insured)
ART, 5, and 10 Yr Term (NY)               Additional Insurance Benefit Rider
                                          (ISWL)
Stag Variable Life                        Increase in Coverage Option Rider
                                          (VL)
Artisan Variable Life                     Cost of Living Rider (UL)
Protector Variable Life                   Waiver of Premium
One Year Term                             ADB Benefit (not reinsured)
Accumulator Variable Life                 Deduction Amount Waiver Rider
Life Solutions I UL                       Waiver of Monthly Deduction
Life Solutions II UL                      Additional Purchase Option Rider
LBS I UL
Universal Life V
20 Year Term
Single Premium Variable Life
(fully underwritten only)

MINIMUM REINSURANCE
CESSION [Redacted]

LEAD REINSURER [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS

Life reinsurance will be on the yearly renewable term (YRT) basis for the amount at risk on the portion of the policy reinsured by Reinsurer. The amount at risk on a policy shall be the death benefit of the policy less the amount retained by the Ceding Company, less the cash value under the policy. The basis for determining Reinsurer's liability shall be the amount at risk used for computation of the reinsurance premium.

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS

[Redacted]

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               Effective 10/15/99

RETENTION LIMIT
[ILLEGIBLE]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

JUMBO LIMIT
Issue Age               Standard -- Table F            Table G -- Table P

[Redacted]

                               AMENDMENT NUMBER I

This Amendment, effective October 15, 1999, is made, by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND EMPLOYERS REASSURANCE CORPORATION (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

The Reinsurer and Ceding Company agree that the Ceding Company's Foreign National business will be reinsured under the terms of this Agreement except for the following differences:

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

EMPLOYERS REASSURANCE CORPORATION

By     /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
       ------------------------------           ------------------------------
Title  [ILLEGIBLE]                     Title    [ILLEGIBLE]
Date   8-8-00                          Date     August 8, 2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
       ------------------------------           ------------------------------
       Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
       Vice President Individual Life           Director Individual Life
       Product & Marketing                      Product Development
Date   4/27/2000                       Date     4/27/2000

                           FOREIGN NATIONAL EXHIBIT I

             UNDERWRITING GUIDELINES FOR FOREIGN NATIONAL BUSINESS

                                   [Redacted]

                          FOREIGN NATIONAL EXHIBIT II

              FOREIGN NATIONAL LOADINGS PER $1,000 OF FACE AMOUNT

                                   [Redacted]

REGION                                       COUNTRIES              LOADINGS
--------------------------------------------------------------------------------
Latin America &                      Argentina
Caribbean                            Brazil
                                     Chile
                                     Costa Rica
                                     Dominican Republic
                                     Mexico
                                     Panama
                                     Paraguay
                                     Uruguay
                                     Venezuela
                                     Cayman Islands
                                     Belize
                                     Virgin Islands
Western Europe                       Austria
                                     Belgium
                                     Denmark
                                     Finland
                                     France
                                     Germany (Reunified)
                                     Greece
                                     Ireland
                                     Italy
                                     Netherlands
                                     Norway
                                     Portugal
                                     Spain
                                     Sweden
                                     Switzerland
                                     United Kingdom
Far East                             Hong Kong
                                     Japan
                                     Malaysia
                                     Philippines
                                     Singapore
                                     Taiwan
                                     South Korea
                                     Australia

                               AMENDMENT NUMBER 2

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   [ILLEGIBLE]                   Title   Vice President of Business
                                              Operations
Date    August 31, 2000               Date    9/11/00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Vice President Individual             Director Individual Life
        Life Product & Marketing              Product Development
Date    July 24, 2000                 Date    July 25, 2000

                                   EXHIBIT I
              TABLE 2 TO STANDARD PROGRAM EFFECTIVE MARCH 15, 2000
  (SECURITY LIFE OF DENVER INSURANCE COMPANY WILL NOT BE PARTICIPATING IN THIS
                                    PROGRAM)

ELIGIBILITY REQUIREMENTS

[Redacted]

ALLOCATION OF CASES AMONG THE PROGRAM, CEDING COMPANY'S RETENTION, AND THE POOL

[Redacted]

                               AMENDMENT NUMBER 3

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

1. Effective October 1, 2000, Schedule A of the Reinsurance Agreement shall be amended to reflect the inclusion of the Guaranteed Cost of Insurance Benefit Rider. This Rider shall be

                                                              A revised Schedule

     A is attached and shall replace the existing Schedule A.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By     /s/ [ILLEGIBLE]                 Attest  /s/ Steve Pryde
       ------------------------------          ------------------------------
Title  Executive Director & Senior     Title   Vice President of Business
       Actuary                                 Operations
Date   January 8, 2002                 Date    1/11/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest  /s/ Tom Kalmbach
       ------------------------------          ------------------------------
       Timothy M. Fitch, FSA, CLU              Tom Kalmbach, FSA, MAAA
       Vice President                          Director
       Individual Life Product &               Individual Life Product
       Marketing                               Development
Date   2/13/2001                       Date    2/16/2001

                                   SCHEDULE A
                                 SPECIFICATIONS
                               (OCTOBER 1, 2000)

TYPE OF BUSINESS                     Individual life insurance issued by
                                     the Ceding Company
REINSURANCE POOL SHARE               Reinsurer shall automatically of
                                     the amount at risk on a policy
                                     reinsured by the Pool.
FACULTATIVE OBLIGATORY               [Redacted]

FACULTATIVE SHOPPING
POLICY SIZE [Redacted]

PLANS OF INSURANCE
POLICY TYPES                         RIDERS
--------------------------------------------------------------------------------------------
Interest Sensitive Whole Life        Other Covered Insured (UL)
Stag Universal Life                  Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)          Additional Insurance Benefit Rider (ISWL)
Stag Variable Life                   Increase in Coverage Option Rider (VL)
Artisan Variable Life                Cost of Living Rider (UL)
Protector Variable Life              Waiver of Premium
One Year Term                        ADB Benefit (not reinsured)
Accumulator Variable Life            Deduction Amount Waiver Rider
Life Solutions I UL                  Waiver of Monthly Deduction
Life Solutions II UL                 Additional Purchase Option Rider
LBS I UL                             Guaranteed COI Benefit Rider
Universal Life V
20 Year Term
Single Premium Variable Life
 (fully underwritten only)

MINIMUM REINSURANCE CESSION [Redacted]

LEAD REINSURER [Redacted]

                               AMENDMENT NUMBER 4

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

In all other respects, said Agreement shall remain unchanged.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]                 Attest  /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   Executive Director & Senior     Title   Senior Vice President
        Actuary
Date    May 6, 2003                     Date    5/6/03

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Thomas P. Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date    3/4/2003                        Date    2/28/2003

                               AMENDMENT NUMBER 5

This is an amendment to the Automatic and Facultative Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated October 15, 1999. The parties agree to the following:

Effective November 1, 2002 for Facultative business and December 1, 2002 for Automatic business, the Ceding Company will no longer cede and Reinsurer will no longer accept reinsurance under this Agreement, except for policies with facultative coverage wherein the original reinsurance application was submitted prior to November 1, 2002 and the policy was actually issued after that date. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  Vice President                  Title:  [ILLEGIBLE]
Date:   June 15, 2004                   Date:   June 15, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Timothy M. Fitch            Attest: /s/ Tom Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Tom Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date:   6/7/04                          Date:   6/10/2004

                                  AMENDMENT 6
                            EFFECTIVE JUNE 25, 2002

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      AND

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Reinsurer has agreed to automatically reinsure a policy that did not otherwise qualify for Automatic Reinsurance when it was issued.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. The policy listed below shall be reinsured, on an Automatic Reinsurance basis, under the terms of the Agreement.

       3. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

       4. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Security Life of Denver
Amendment #6 - Effective 06/25/2002

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below.

SECURITY LIFE OF DENVER INSURANCE COMPANY
By Hannover Life Reassurance Company of America by Power of Attorney

By:      /s/ [ILLEGIBLE]                 Attest:  /s/ Joan Paulter
         ------------------------------           ------------------------------
Name:    [ILLEGIBLE]                     Name:    Joan Paulter
Title:   Senior Vice President           Title:   Vice President
Date:    11/30/11                        Date:    11/30/11

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Paul Fischer                Attest:  /s/ Michael Roscoe
         ------------------------------           ------------------------------
Name:    Paul Fischer, FSA, MAAA         Name:    Michael Roscoe, FSA, MAAA
Title:   Assistant Vice President and    Title:   Senior Vice President
         Actuary Individual Life                  Individual Life Product
         Product Management                       Management
Date:    10/28/2011                      Date:    11/14/2011

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Security Life of Denver
Amendment #6 - Effective 06/25/2002

                                    2